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                                                                    EXHIBIT 10.2




                            DANIEL INDUSTRIES, INC.

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
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                            DANIEL INDUSTRIES, INC.

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               TABLE OF CONTENTS

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                                                                         Section
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
ARTICLE I - DEFINITIONS

       Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . .  1.1
       Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
       Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . .  1.3
       Non-Employee Director  . . . . . . . . . . . . . . . . . . . . . . .  1.4
       Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.5
       Option Agreement   . . . . . . . . . . . . . . . . . . . . . . . . .  1.6
       Optionee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.7
       Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.8
       Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.9

ARTICLE II - GENERAL PROVISIONS RELATING TO OPTIONS

       Dedicated Shares   . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
       Non-Transferability  . . . . . . . . . . . . . . . . . . . . . . . .  2.2
       Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . .  2.3
       Changes in the Company's Capital Structure   . . . . . . . . . . . .  2.4

ARTICLE III - OPTIONS

       Automatic Awards For Service on the
         Board of Directors   . . . . . . . . . . . . . . . . . . . . . . .  3.1
       Option Price   . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.2
       Amount Exercisable   . . . . . . . . . . . . . . . . . . . . . . . .  3.3
       Duration of Options  . . . . . . . . . . . . . . . . . . . . . . . .  3.4
       Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . . .  3.5
       Form of Options  . . . . . . . . . . . . . . . . . . . . . . . . . .  3.6
       No Rights as Stockholder   . . . . . . . . . . . . . . . . . . . . .  3.7

ARTICLE IV - AMENDMENT OR TERMINATION OF PLAN

ARTICLE V - MISCELLANEOUS

       No Retention Obligation  . . . . . . . . . . . . . . . . . . . . . .  5.1
       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2
       Written Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  5.3
       Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.4
       Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.5
       Other Compensation   . . . . . . . . . . . . . . . . . . . . . . . .  5.6
       Other Options  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.7
       Arbitration of Disputes  . . . . . . . . . . . . . . . . . . . . . .  5.8
       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.9

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                            DANIEL INDUSTRIES, INC.
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



       This Daniel Industries, Inc. 1997 Non-Employee Director Stock Option Plan (the "Plan") is adopted, subject to stockholder approval, for the benefit of the directors of Daniel Industries, Inc., a Delaware corporation (the "Company") who at the time of their service are not employees of the Company or any of its subsidiaries. The Plan is intended to advance the interest of the Company by providing such directors with an additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.





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                                   ARTICLE I

                                  DEFINITIONS


       The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

       1.1    "BOARD OF DIRECTORS" means the board of directors of the Company.

       1.2    "COMPANY" means Daniel Industries, Inc., a Delaware corporation.

       1.3 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, an amount determined by the Board of Directors in good faith in its sole discretion.

       1.4 "NON-EMPLOYEE DIRECTOR" means a director of the Company who while a director is not an employee of the Company, or a corporation, of which a majority of voting securities is owned, directly or indirectly, by the Company.

       1.5 "OPTION" means an option granted under this Plan to purchase shares of Stock.

       1.6 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

       1.7 "OPTIONEE" means a person who is granted an Option under this Plan.

       1.8 "PLAN" means the Daniel Industries, Inc. 1997 Non-Employee Director Stock Option Plan, as set out in this document and as it may be amended from time to time.

       1.9 "STOCK" means the common stock of the Company, $1.25 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.





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                                   ARTICLE II

                     GENERAL PROVISIONS RELATING TO OPTIONS

       2.1 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 120,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 2.1 shall be subject to adjustment in accordance with the provisions of Section 2.4.

       If any outstanding Option expires or terminates for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

       2.2 NON-TRANSFERABILITY. Except as expressly provided otherwise in an Optionee's Option Agreement, Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

       2.3 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Board of Directors has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Board of Directors on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

       2.4 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

       If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class





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of shares of Stock that would have been received by the owner of an equal number of outstanding shares of such class of Stock as the result of the event requiring the adjustment.

       If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised.

       The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.





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                                  ARTICLE III

                                    OPTIONS

       3.1 AUTOMATIC AWARDS FOR SERVICE ON THE BOARD OF DIRECTORS. On the date that this Plan is approved by the Board of Directors, each person who is a Non-Employee Director on that date shall be granted an Option to purchase 5,000 shares of Stock. Thereafter, on the first day of each fiscal year of the Company through and including the 2001 fiscal year of the Company, each person who is a Non-Employee Director on that date shall be granted an Option to purchase 5,000 shares of Stock.

       3.2 OPTION PRICE. The price at which Stock may be purchased under an Option shall be equal to 100% of the Fair Market Value of the shares of Stock on the date the Option is granted.

       3.3    AMOUNT EXERCISABLE.

       Each Option Agreement evidencing the grant of an Option shall provide that the Option is exercisable in full immediately upon the date of grant. However, no Option will be exercisable before the stockholders of the Company approve the Plan.

       3.4    DURATION OF OPTIONS.

              Each Option awarded, to the extent it shall not previously have been exercised, shall terminate on the earliest of the following dates:

                     (i) on the last day within the three month period commencing on the date on which the Optionee ceases to be a member of the Board of Directors, for any reason other than death, during which period the Optionee shall be entitled to exercise his Option in respect of the number of shares that the Optionee would have been entitled to purchase had the Optionee exercised such Option on the date on which the Optionee ceased to be a member of the Board of Directors;

                     (ii) on the last day within the one-year period commencing on the date of the Optionee's death while serving as a member of the Board of Directors, during which period the executor or administrator of the Optionee's estate or the person or persons to whom the Optionee's Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise such Option in respect of the number of shares that the Optionee would have been entitled to purchase had the optionee exercised such Option on the date of his death; or

                     (iii)  ten years after the date of grant of such Option.

       3.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Treasurer of the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, or (b) Stock at its Fair Market Value on the date of exercise, and/or any other form of payment which is acceptable to such committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. If shares of Stock





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are used in payment of the exercise price, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

       Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

       3.6 FORM OF OPTIONS. All Options granted under this Plan will be nonqualified stock options that are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended.

       3.7 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.





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                                   ARTICLE IV

                        AMENDMENT OR TERMINATION OF PLAN

       The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that no amendment shall decrease the exercise price for Options below the Fair Market Value of the Stock at the time it is granted.





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                                   ARTICLE V

                                 MISCELLANEOUS


       5.1 NO RETENTION OBLIGATION. The granting of any Option shall not impose upon the Company any obligation to continue to retain the Optionee's services as a director of the Company.

       5.2 TAXES. The Company shall not be obligated to advise an Optionee of the existence of any tax that may apply with respect to the grant or exercise of an Option.

       5.3 WRITTEN AGREEMENT. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by an officer of the Company.

       5.4 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

       5.5 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

       5.6 OTHER COMPENSATION. The adoption of this Plan shall not affect any other compensation in effect for the Non-Employee Directors, nor shall this Plan preclude the Company from establishing any other forms of compensation for Non-Employee Directors.

       5.7 OTHER OPTIONS. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under this Plan.

       5.8 ARBITRATION OF DISPUTES. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

       5.9 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.





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